QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) July 16, 2002

JANEL WORLD TRADE, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

333-60608	86-1005291
(Commission File Number)	(I.R.S. Employer Identification No.)

3838 Camino Del Rio North, Suite 333, San Diego, California (Address of Principal Executive Offices)	92108 (Zip Code)

(619) 280-8000
(Registrant's Telephone Number, Including Area Code)

WINE SYSTEMS DESIGN, INC.
(Former Name or Former Address, if Changed Since Last Report)

Item 1.    Changes in Control of Registrant

        Pursuant to an Agreement and Plan of Merger (the "Agreement"), Wine Systems Design, Inc., a Nevada corporation ("WSD" or the "Company"), has acquired all of the outstanding and issued shares of Janel World Transport, Ltd., a Nevada corporation ("JWT") from the shareholders thereof in exchange for a total of 11,000,000 post-forward split shares of common stock of WSD (collectively the "Acquisition"). As a result thereof, JWT became a wholly-owned subsidiary of WSD.

        The Acquisition was approved by a Written Consent of the Board of Directors effective as of June 28, 2002. The Acquisition was approved by a majority of the shareholders of WSD also on June 28, 2002.

        As a result of said Acquisition, the two (2) shareholders of JWT became principal shareholders of WSD.

        Still further, as a result of a subsequent 19.230 for 1 forward share split described in Item 5 herein and a cancellation of 198,076,949 post- forward split restricted shares, the Company presently has a total of 15,000,000 issued and outstanding shares.

        Accordingly, the two (2) former shareholders of JWT, James N. Jannello and Stephen P. Cesarski each own 5,500,000 shares of the Company's stock for a total of 11,000,000 shares which equals 73.3% of the Company's issued and outstanding shares.

Item 2.    Acquisition or Disposition of Assets

        The Acquisition described above in Item 1 was effective as of June 28, 2002. JWT is a regional freight forwarder and customs broker. Its corporate headquarters are located in Jamaica, NY adjacent to the JFK International Airport.

Item 3.    Bankruptcy or Receivership

        Not applicable.

Item 4.    Changes in Registrant's Certifying Accountant

        Not applicable.

Item 5.    Other Events

        (a)  On July 3, 2002, the Company filed with the Nevada Secretary of State a Certificate of Amendment of Articles of Incorporation wherein it amended the Company's Articles of Incorporation as follows:

  1.
  The Company changed its name to "JANEL WORLD TRADE, INC."

  2.
  The Company increased its number of authorized shares to Two Hundred Twenty Five Million (225,000,000) shares of common stock with a par value of $.001 per share.

        (b)  On June 28, 2002, the Company's Board of Directors authorized a forward share split of 19.230 shares for 1 with a shareholder record date of June 28, 2002.

Item 6.    Resignation of Registrant's Directors

        The following persons have been appointed as directors and officers of the Registrant:

Name	Position
1. Stephen J. Nemergut	Director, President, Chief Financial Officer and Secretary
2. Carmine J. Bua, III	Assistant Secretary

        Michael G. Quinlan and Michell R. Quinlan have resigned as directors and officers of the Company.

Item 7.    Financial Statements and Exhibits

        (a)  Financial Statements of Businesses Acquired.

          No financial statements are filed herewith.

        (b)  Pro Forma Financial Information.

    The required pro forma financial information relating to the acquisition will be filed with the Securities and exchange Commission no later than seventy five (75) days after the consummation of the Acquisition.

        (c)  Exhibits:

  1.
  Agreement and Plan of Merger by and among Wine Systems Design, Inc., WSD Acquisition, Inc. and Janel World Transport, Ltd.

Item 8.    Change in the Fiscal Year

        Not applicable.

Item 9.    Regulation FD Disclosure

        Not applicable.

SIGNATURE

        Pursuant to the requirements required of the Securities and Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JANEL WORLD TRADE, LTD.
DATED: July 16, 2002	BY:	/s/ STEPHEN J. NEMERGUT STEPHEN J. NEMERGUT President

QuickLinks

SIGNATURE